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                                                                    EXHIBIT 15.1

               LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION



The Board of Directors
PacifiCare Health Systems, Inc.

      We are aware of the incorporation by reference in the Registration Statement (Form S-4) of PacifiCare Health Systems, Inc. for the registration of $500,000,000 of senior notes of our report dated April 24, 2002 relating to the unaudited condensed consolidated interim financial statements of PacifiCare Health Systems, Inc. that are included in its Form 10-Q for the quarter ended March 31, 2002.


                                                   /s/ERNST & YOUNG LLP

Irvine, California
June 27, 2002